Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full-Year 2017 Results and 2018 Guidance

Fourth Quarter 2017

•	GAAP revenue of $2,329 million

•	Diluted EPS from continuing operations of $2.93, and Adjusted EPS of $1.36

•	Net cash provided by operating activities of $662 million, and free cash flow of $551 million

Full-Year 2017

•	GAAP revenue of $9,123 million

•	Diluted EPS from continuing operations of $3.93, and Adjusted EPS of $4.42

•	Net cash provided by operating activities of $1,741 million, and free cash flow of $1,595 million

JACKSONVILLE Fla., Feb. 6, 2018 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported fourth quarter and full-year 2017 results. The Company’s GAAP results were impacted by “The Tax Cuts and Jobs Act” and the divestitures of its public sector and education business and its consulting businesses in 2017.

Fourth Quarter 2017

GAAP revenue decreased 4.7 percent to $2,329 million from $2,445 million in the prior year quarter. Operating income increased to $485 million from $432 million in the prior year quarter, while operating income margin expanded 310 basis points to 20.8 percent. Net earnings from continuing operations attributable to common stockholders and diluted EPS in the period were significantly impacted by “The Tax Cuts and Jobs Act” which recently passed into legislation. This legislation resulted in a net tax benefit of $781 million to our net earnings from continuing operations attributable to common stockholders, or $2.32 of diluted EPS. Net earnings from continuing operations attributable to common stockholders was $988 million for the quarter, or $2.93 per diluted share, compared to $0.63 per diluted share in the prior year quarter.

For the fourth quarter, organic revenue increased 3.1 percent. Adjusted EBITDA increased to $881 million for the quarter, from $846 million in the prior year quarter, while adjusted EBITDA margin expanded 340 basis points to 37.8 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $458 million for the quarter, or $1.36 per diluted share, compared to $1.14 per diluted share in the prior year quarter.

Full-Year 2017

GAAP revenue decreased 1.3 percent to $9,123 million from $9,241 million in the prior year period. Operating income increased to $1,492 million from $1,298 million in the prior year period, while operating income margin expanded 240 basis points to 16.4 percent. Net earnings from continuing operations attributable to common stockholders was $1,319 million for the year, or $3.93 per diluted share, compared to $1.72 per diluted share in the prior year period.

For the year, organic revenue increased 2.0 percent. Adjusted EBITDA increased to $3,068 million for the year, from $2,945 million in the prior year period, while adjusted EBITDA margin expanded 240 basis points to 33.6 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $1,483 million for the year, or $4.42 per diluted share, compared to $3.82 per diluted share in the prior year period.

“We are very pleased to deliver results that exceeded our profitability and earnings expectations, delivering exceptional margin expansion and significant shareholder returns,” said Gary Norcross, FIS president and chief executive officer. “Our strategy is working and our leadership team is continuing to execute very well. We are confident in our continuing ability to deliver positive results in a rapidly changing industry.”

Segment Information

The Company’s segment GAAP results were impacted by the divestitures of its public sector and education business and its consulting businesses in 2017.

•	Integrated Financial Solutions (IFS):

Fourth quarter GAAP revenue increased 4.6 percent to $1,200 million from $1,147 million in the prior year quarter. Organic revenue increased 5.6 percent. Adjusted EBITDA increased to $498 million from $473 million in the prior year quarter, and adjusted EBITDA margin was 41.5 percent, representing expansion of 20 basis points.

Full-year GAAP revenue increased 2.3 percent to $4,630 million from $4,525 million in the prior year period. Organic revenue increased 2.8 percent. Adjusted EBITDA increased to $1,868 million from $1,798 million in the prior year period, and adjusted EBITDA margin was 40.3 percent, representing expansion of 60 basis points.

•	Global Financial Solutions (GFS):

Fourth quarter GAAP revenue decreased 8.5 percent to $1,046 million from $1,143 million in the prior year quarter. Organic revenue increased 3.1 percent. Adjusted EBITDA increased to $442 million from $412 million in the prior year quarter, and adjusted EBITDA margin was 42.3 percent, representing expansion of 630 basis points.

Full-year GAAP revenue decreased 2.6 percent to $4,138 million from $4,250 million in the prior year period. Organic revenue increased 3.1 percent. Adjusted EBITDA increased to $1,415 million from $1,292 million in the prior year period, and adjusted EBITDA margin was 34.2 percent, representing expansion of 380 basis points.

•	Corporate / Other:

Fourth quarter GAAP revenue decreased 46.5 percent to $83 million compared to $155 million in the prior year quarter. Organic revenue decreased 23.0 percent. Adjusted EBITDA loss was $60 million and is inclusive of $79 million of corporate expenses.

Full-year GAAP revenue decreased 23.8 percent to $355 million compared to $466 million in the prior year period. Organic revenue decreased 16.8 percent. Adjusted EBITDA loss was $215 million and is inclusive of $298 million of corporate expenses.

Balance Sheet and Cash Flow

As of December 31, 2017, cash and cash equivalents totaled $665 million and debt outstanding totaled $8,763 million. Fourth quarter net cash provided by operating activities was $662 million and free cash flow was $551 million. Full-year net cash provided by operating activities was $1,741 million and free cash flow was $1,595 million.

The Company repurchased 1.1 million common shares at a total cost of approximately $100 million in the fourth quarter. Approximately $3,900 million remained under the existing share repurchase authorization as of December 31, 2017. The Company paid dividends of $96 million in the fourth quarter and $385 million in the year.

2018 Guidance

The Company’s 2018 GAAP and non-GAAP guidance reflect the impact of “The Tax Cuts and Jobs Act” and includes the impact of the new revenue recognition accounting standard (ASC 606). The Company’s 2018 GAAP guidance is also impacted by the divestitures of its public sector and education business and its consulting businesses in 2017.

2018 GAAP Guidance

•	Consolidated GAAP revenue decrease of 1.5 to 2.5 percent;

–	IFS GAAP revenue increase of 1.5 to 2.5 percent; and

–	GFS GAAP revenue decrease of 4.0 to 5.0 percent

•	Net earnings from continuing operations margin of 11.5 to 13.0 percent

•	Diluted EPS of $3.00 to $3.35

2018 Non-GAAP Guidance

•	Consolidated organic revenue increase of 2.5 to 3.5 percent;

–	IFS organic revenue increase of 2.0 to 3.0 percent; and

–	GFS organic revenue increase of 4.0 to 5.0 percent

•	Adjusted EBITDA margin of 36.0 to 37.0 percent

•	Adjusted EPS of $5.10 to $5.30

As a direct result of “The Tax Cuts and Jobs Act,” in 2018 FIS will be incrementally investing up to $100 million into: our employees, innovation and data center consolidation.

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., Feb. 6, 2018. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’s core operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of processing and services revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, which also excludes certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings from continuing operations excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 53,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies could impact our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 6, 2018

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2017 and 2016

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of December 31, 2017 and 2016

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2017 and 2016

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2017 and 2016

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and years ended December 31, 2017 and 2016

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the year ended December 31, 2018

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended		Years ended
	December 31,		December 31,
	2017	2016	2017	2016
Processing and services revenues	$2,329	$2,445	$9,123	$9,241
Cost of revenues	1,504	1,553	6,181	6,233
Gross profit	825	892	2,942	3,008
Selling, general and administrative expenses	340	460	1,450	1,710
Operating income	485	432	1,492	1,298
Other income (expense):
Interest expense, net	(70)	(99)	(337)	(383)
Other income (expense), net	4	—	(119)	(9)
Total other income (expense), net	(66)	(99)	(456)	(392)
Earnings from continuing operations before income taxes and equity method investment earnings	419	333	1,036	906
Provision (benefit) for income taxes	(581)	117	(319)	317
Equity method investment earnings	(2)	—	(3)	—
Earnings from continuing operations, net of tax	998	216	1,352	589
Earnings (loss) from discontinued operations, net of tax	—	—	—	1
Net earnings	998	216	1,352	590
Net earnings attributable to noncontrolling interest	(10)	(9)	(33)	(22)
Net earnings attributable to FIS common stockholders	$988	$207	$1,319	$568
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$2.98	$0.63	$4.00	$1.74
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-basic attributable to FIS common stockholders	$2.98	$0.63	$4.00	$1.74
Weighted average shares outstanding-basic	332	327	330	326
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$2.93	$0.63	$3.93	$1.72
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-diluted attributable to FIS common stockholders	$2.93	$0.63	$3.93	$1.72
Weighted average shares outstanding-diluted	337	331	336	330
Amounts attributable to FIS common stockholders:
Net earnings from continuing operations	$988	$207	$1,319	$567
Net earnings (loss) from discontinued operations	—	—	—	1
Net earnings attributable to FIS common stockholders	$988	$207	$1,319	$568

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$665	$683
Settlement deposits	677	520
Trade receivables, net	1,650	1,639
Settlement receivables	291	175
Other receivables	70	65
Prepaid expenses and other current assets	253	236
Deferred income taxes	—	101
Assets held for sale	—	863
Total current assets	3,606	4,282
Property and equipment, net	610	626
Goodwill	13,730	14,178
Intangible assets, net	3,950	4,664
Computer software, net	1,728	1,608
Deferred contract costs, net	362	310
Other noncurrent assets	531	363
Total assets	$24,517	$26,031

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,241	$1,146
Settlement payables	949	714
Deferred revenues	688	680
Current portion of long-term debt	1,045	332
Liabilities held for sale	—	279
Total current liabilities	3,923	3,151
Long-term debt, excluding current portion	7,718	10,146
Deferred income taxes	1,508	2,484
Deferred revenues	21	19
Other long-term liabilities	403	386
Total liabilities	13,573	16,186
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,534	10,380
Retained earnings	4,233	3,299
Accumulated other comprehensive earnings (loss)	(332)	(331)
Treasury stock, at cost	(3,604)	(3,611)
Total FIS stockholders’ equity	10,835	9,741
Noncontrolling interest	109	104
Total equity	10,944	9,845
Total liabilities and equity	$24,517	$26,031

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2017	2016
Cash flows from operating activities:
Net earnings	$1,352	$590
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,391	1,174
Amortization of debt issue costs	19	19
Gain on sale of businesses	(62)	—
Loss on extinguishment of debt	196	—
Stock-based compensation	107	137
Deferred income taxes	(985)	(164)
Excess income tax benefit from exercise of stock options	—	(32)
Other operating activities, net	—	(2)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(167)	57
Settlement activity	(51)	15
Prepaid expenses and other assets	(2)	(8)
Deferred contract costs	(166)	(138)
Deferred revenue	(6)	182
Accounts payable, accrued liabilities and other liabilities	115	95
Net cash provided by operating activities	1,741	1,925

Cash flows from investing activities:
Additions to property and equipment	(145)	(145)
Additions to computer software	(468)	(471)
Proceeds from sale of businesses	1,307	—
Other investing activities, net	(4)	(3)
Net cash provided by (used in) investing activities	690	(619)

Cash flows from financing activities:
Borrowings	9,615	7,745
Repayment of borrowings and capital lease obligations	(11,689)	(8,749)
Debt issuance costs	(13)	(25)
Excess income tax benefit from exercise of stock options	—	32
Proceeds from exercise of stock options	208	112
Treasury stock activity	(153)	(40)
Dividends paid	(385)	(341)
Distribution to Brazilian venture partner	(23)	(20)
Other financing activities, net	(40)	(23)
Net cash used in financing activities	(2,480)	(1,309)

Effect of foreign currency exchange rate changes on cash	31	4

Net (decrease) increase in cash and cash equivalents	(18)	1
Cash and cash equivalents, at beginning of period	683	682
Cash and cash equivalents, at end of period	$665	$683

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended December 31, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,200	$1,046	$83	$2,329
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	—	—
Adjusted revenue	$1,200	$1,046	$83	$2,329

	Year ended December 31, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$4,630	$4,138	$355	$9,123
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	7	7
Adjusted revenue	$4,630	$4,138	$362	$9,130

	Three months ended December 31, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,147	$1,143	$155	$2,445
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	15	15
Adjusted revenue	1,147	1,143	170	2,460

	Year ended December 31, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$4,525	$4,250	$466	$9,241
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	192	192
Adjusted revenue	4,525	4,250	658	9,433

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended December 31,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$1,200	$(1)	$1,199	$1,147	$(11)	$1,136	5.6%
Global Financial Solutions	1,046	(21)	1,025	1,143	(149)	994	3.1%
Corporate and Other	83	—	83	170	(62)	108	(23.0)%
Total	$2,329	$(22)	$2,307	$2,460	$(222)	$2,238	3.1%

	Year ended December 31,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$4,630	$1	$4,631	$4,525	$(20)	$4,505	2.8%
Global Financial Solutions	4,138	(23)	4,115	4,250	(260)	3,990	3.1%
Corporate and Other	362	1	363	658	(222)	436	(16.8)%
Total	$9,130	$(21)	$9,109	$9,433	$(502)	$8,931	2.0%

Amounts in table may not sum or calculate due to rounding.

(1)	See Note (3) to Exhibit E.

(2)
In year adjustments primarily include removing revenue from the PS&E and Capco consulting business and risk and compliance consulting business divestitures, as well as removing revenue from other businesses divested by FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2017	December 31, 2017
Net cash provided by operating activities	$662	$1,741
Non-GAAP adjustments:
Acquisition, integration and severance payments (2)	27	101
Tax payments on divestitures (3)	3	315
Settlement activity	24	51
Adjusted cash flows from operations	716	2,208
Capital expenditures	(165)	(613)
Free cash flow	$551	$1,595

	Three months ended	Year ended
	December 31, 2016	December 31, 2016
Net cash provided by operating activities	$583	$1,925
Non-GAAP adjustments:
Capco acquisition related payments (1)	6	27
Acquisition, integration and severance payments (2)	33	168
Settlement activity	(18)	(15)
Adjusted cash flows from operations	604	2,105
Capital expenditures	(169)	(616)
Free cash flow	$435	$1,489

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the three months and year ended December 31, 2016 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three months and years ended December 31, 2017 and 2016 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $33 million and $18 million for the three months and $87 million and $88 million for the years ended December 31, 2017 and 2016, respectively.

(3)	Adjusted cash flow from operations excludes tax payments related to the gain on the sale of PS&E and other divestitures recognized during 2017.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2017	2016	2017	2016

Net earnings from continuing operations attributable to FIS	$988	$207	$1,319	$567
Provision (benefit) for income taxes	(581)	117	(319)	317
Interest expense, net	70	99	337	383
Other, net	8	9	155	31

Operating income, as reported	485	432	1,492	1,298
FIS depreciation and amortization from continuing operations, excluding purchase accounting amortization	169	153	651	584
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	189	146	740	590
Acquisition, integration and severance (2)	38	100	178	281
Acquisition deferred revenue adjustment (3)	—	15	7	192
Adjusted EBITDA	$881	$846	$3,068	$2,945

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended		Years ended
	December 31,		December 31,
	2017	2016	2017	2016

Earnings from continuing operations before income taxes and equity method investment earnings	$419	$333	$1,036	$906
Provision (benefit) for income taxes	(581)	117	(319)	317
Equity method investment earnings	(2)	—	(3)	—
Net earnings attributable to noncontrolling interest	(10)	(9)	(33)	(22)
Net earnings from continuing operations attributable to FIS	988	207	1,319	567
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	189	146	740	590
Acquisition, integration and severance (2)	39	100	180	281
Acquisition deferred revenue adjustment (3)	—	15	7	192
Loss (gain) on sale of businesses and investments (4)	(7)	—	(62)	—
Debt financing activities (5)	4	—	199	4
Tax reform adjustments (6)	(781)	—	(781)	—
Provision for income taxes on non-GAAP adjustments	26	(91)	(119)	(373)
Total non-GAAP adjustments	(530)	170	164	694
Adjusted net earnings (loss) from continuing operations, net of tax	$458	$377	$1,483	$1,261

Net earnings per share - diluted from continuing operations attributable to FIS common stockholders	$2.93	$0.63	$3.93	$1.72
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.56	0.44	2.20	1.79
Acquisition, integration and severance (2)	0.12	0.30	0.54	0.85
Acquisition deferred revenue adjustment (3)	—	0.05	0.02	0.58
Loss (gain) on sale of businesses (4)	(0.02)	—	(0.18)	—
Debt financing activities (5)	0.01	—	0.59	0.01
Tax reform adjustments (6)	(2.32)	—	(2.32)	—
Provision for income taxes on non-GAAP adjustments	0.08	(0.27)	(0.35)	(1.13)
Adjusted net earnings (loss) per share - diluted from continuing operations attributable to FIS common stockholders	$1.36	$1.14	$4.42	$3.82

Weighted average shares outstanding-diluted	337	331	336	330

Amounts in table may not sum or calculate due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.
(6)See note (6) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F

	Year ended
	December 31, 2018
	Low	High

Consolidated GAAP revenue increase/(decrease)	(2.5)%	(1.5)%

Estimated adjustments (1)	5.0%	5.0%

Consolidated organic revenue increase/(decrease)	2.5%	3.5%

	Year ended
	December 31, 2018
	Low	High

IFS GAAP revenue increase/(decrease)	1.5%	2.5%

Estimated adjustments (1)	0.5%	0.5%

IFS organic revenue increase/(decrease)	2.0%	3.0%

	Year ended
	December 31, 2018
	Low	High

GFS GAAP revenue increase/(decrease)	(5.0)%	(4.0)%

Estimated adjustments (1)	9.0%	9.0%

GFS organic revenue increase/(decrease)	4.0%	5.0%

(1)
Estimated adjustments for the full-year 2017 needed to create a comparable base year for organic revenue increase/decrease include the addition of deferred revenue adjustments, the subtraction of pre-divestiture revenue, in the applicable periods, associated with the divestitures of PS&E, Capco consulting business and risk and compliance consulting business, Kingstar and the impact to revenue of the implementation of ASC 606. Estimated adjustments for the full-year 2018 include the addition of deferred revenue adjustments, either the addition or subtraction of revenue associated with foreign currency translation, and the impact to revenue of the implementation of ASC 606. The effect of the foregoing estimated adjustments for 2017 and 2018 is shown on a combined basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings per share - diluted from continuing operations attributable to FIS common stockholders	$3.00	$3.35

Estimated adjustments (1)	2.10	1.95

Adjusted net earnings (loss) per share - diluted from continuing operations attributable to FIS common stockholders	$5.10	$5.30

(1)
Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, and other costs, net of tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings margin from continuing operations attributable to FIS	11.5%	13.0%

Estimated adjustments (1)	24.5%	24.0%

Adjusted EBITDA margin	36.0%	37.0%

(1)	Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, and other costs.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and years ended December 31, 2017 and 2016.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)
This item represents the pre-tax loss on the sale of the Capco consulting business and risk and compliance consulting business ("Capco") during the third quarter of 2017 and the pre-tax gain on the sale of the Public Sector and Education ("PS&E") businesses and other divestitures during the first half of 2017.

(5)
This item represents: (1) a pre-tax charge upon extinguishment of approximately $171 million in tender premiums and the write-off of previously capitalized debt issuance costs and other costs related to debt refinancing on the repurchase of approximately $2,000 million in aggregate principal of debt securities during the 2017 third quarter; (2) the write-off of certain previously capitalized debt issuance costs; (3) the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017; and (4) other costs related to debt refinancing.

(6)	This item represents adjustments due to "The Tax Cuts and Jobs Act" bill enacted on December 22, 2017.